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                                                                     EXHIBIT 2.2


                               AGREEMENT OF MERGER

        THIS AGREEMENT OF MERGER, dated as of July 31, 2000 ("Merger Agreement"), is made and entered into by MineShare, Inc., a California corporation (being herein referred to as "MineShare" or "Surviving Corporation"), and Candlestick Acquisition Corporation, a Delaware corporation ("Merger Sub") (MineShare and Merger Sub being herein collectively referred to as the "Constituent Corporations").

                                    RECITALS

        A. Digital Impact, Inc., a Delaware corporation ("Digital Impact"), MineShare, Merger Sub, and certain shareholders of MineShare have entered into an Agreement and Plan of Reorganization dated July 19, 2000 (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the merger of Merger Sub with and into MineShare upon the terms set forth in the Reorganization Agreement and this Merger Agreement (the "Merger") pursuant to which MineShare will become a wholly-owned subsidiary of Digital Impact.

        B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into MineShare.

        C. The respective Boards of Directors of each of the Constituent Corporations have approved, adopted, certified, executed and acknowledged the Merger.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the Constituent Corporations hereby agree that the Merger Sub shall be merged with and into MineShare in accordance with the Reorganization Agreement and the provisions of the laws of the State of California and Delaware, upon the terms and subject to the conditions set forth as follows:

                                   ARTICLE I

                          The Constituent Corporations

        1.1    Merger Sub.

               (a) Merger Sub was incorporated under the laws of the State of Delaware on July 17, 2000.

               (b) At the date hereof, Merger Sub is authorized to issue an aggregate of 1,000 shares of Common Stock, par value $0.001.

               (c) At the date hereof, an aggregate of 1,000 shares of Merger Sub Common Stock were issued and outstanding.


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        1.2    MineShare.

               (a) MineShare was incorporated under the laws of the State of California on December 20, 1995.

               (b) MineShare is authorized to issue an aggregate of 36,500,000 shares of Common Stock ("Company Common Stock"), without par value, and 17,919,724 shares of Preferred Stock, without par value, 2,819,724 of which are designated Series A Preferred ("Company Series A Preferred"), 6,350,000 of which are designated Series B Preferred ("Company Series B Preferred"), and 8,750,000 of which are designated Series C Preferred ("Company Series C Preferred") (the Company Common Stock, Company Series A Preferred, Company Series B Preferred, Company Series C Preferred are collectively referred to herein as the "Company Capital Stock").

               (c) As of the date hereof, 5,236,686 shares of Company Common Stock, 2,619,724 shares of Company Series A Preferred, 6,344,280 shares of Company Series B Preferred, 8,210,294 shares of Company Series C Preferred, and options to purchase 1,982,917 shares of Company Common Stock (each, a "Company Option") pursuant to Mineshare's 1997 Stock Plan (the "Company Stock Plan") were issued and outstanding.

                                   ARTICLE II

                                   The Merger

        2.1    Approval; Effective Time of the Merger.

               (a) The Merger shall become effective at such time (the "Effective Time") as (i) this Merger Agreement and each of the certificates meeting the requirements of Section 1103 of the California Corporations Code are filed with the Secretary of State of California in accordance with Section 1103 of the California Corporations Code.

               (b) At the Effective Time, Merger Sub shall be merged into MineShare and the separate corporate existence of Merger Sub shall thereupon cease. MineShare shall be the Surviving Corporation in the Merger and the separate corporate existence of MineShare, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

        2.2    Surviving Corporation.

               (a) The Surviving Corporation shall succeed to all of the rights, privileges, powers, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, liabilities and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect as set forth in the California Corporations Code.

               (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation all of its right, title and interest in, to or under the rights, properties or assets of Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Merger Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and

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deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Merger Agreement.

                                  ARTICLE III

            Articles of Incorporation, Bylaws, Directors and Officers
                          of The Surviving Corporation

        3.1 Articles. The articles of incorporation of MineShare as amended and restated as set forth on Exhibit A hereto shall be the articles of incorporation of Surviving Corporation.

        3.2 Bylaws. The bylaws of MineShare in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation unless and until amended as provided by law and such bylaws.

        3.3 Directors and Officers. Unless otherwise determined by Digital Impact prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the California Code and the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

                                   ARTICLE IV

                    Effect of the Merger on the Capital Stock
                        of the Constituent Corporations;
                            Exchange of Certificates

        4.1 Effect on Capital Stock For purposes of this Section 4.1, the following definitions shall apply:

               "Aggregate Share Number" means that number of shares of Parent Common Stock equal to a quotient, (A) the numerator of which shall be $21,113,745 and (B) the denominator of which shall be $8.973; provided, however, that if the Average Stock Price is greater than $13.00 then the Aggregate Share Number shall mean the number of shares of Parent Common Stock equal to the quotient, (A) the numerator of which shall be $21,113,745, and (B) the denominator of which shall be $8.973 multiplied by the Average Stock Price divided by 13; provided, further, that if the Average Stock Price is less than $5.00, then the Aggregate Share Number shall mean the number of shares of Parent Common Stock equal to the quotient, (A) the numerator of which shall be $21,113,745, and (B) the denominator of which shall be $8.973 multiplied by the Average Stock Price divided by 5.

               "Aggregate Common Share Number" means that number obtained by multiplying the (A) the Aggregate Share Number, by (B) the percentage of the Company's fully diluted shares that are shares of Company Common Stock, excluding any shares of Company Common Stock issuable upon conversion of Preferred Stock.

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               "Aggregate Liquidation Preference" means the aggregate
liquidation preference, in dollars, for all Company Series A Preferred Stock, Company Series B Preferred Stock and Company Series C Preferred Stock pursuant to Sections 3.a and 3.b of the Company's Amended and Restated Articles of Incorporation filed with the State of California on April 9, 1999.

               "Aggregate Preferred Share Number" means that number obtained by multiplying (A) the Aggregate Share Number, by (B) the percentage of the Company's fully diluted shares that are convertible into the Company's Preferred Stock.

               "Aggregate Series A Share Number" means that number of shares of Parent Common Stock equal to a quotient, (A) the numerator of which shall be the sum of (1) the Series A Return on Capital Amount and (2) the Series A Balance, and (B) the denominator shall be the Average Stock Price.

               "Aggregate Series B Share Number" means that number of shares of Parent Common Stock equal to a quotient, (A) the numerator of which shall be the sum of (1) the Series B Return on Capital Amount and (2) the Series B Balance, and (B) the denominator shall be the Average Stock Price.

               "Aggregate Series C Share Number" means that number of shares of Parent Common Stock equal to a quotient, (A) the numerator of which shall be the sum of (1) the Series C Return on Capital Amount and (2) the Series C Balance, and (B) the denominator shall be the Average Stock Price.

               "Average Stock Price" means the average of the per share closing price of Parent Common Stock as reported on the Nasdaq Stock Market's National Market for each trading day during the period of twenty (20) consecutive trading days ending three (3) consecutive trading days before the Closing.

               "Company Warrants" means (i) the warrant to purchase an aggregate of 28,800 shares of Company Series A Preferred at an exercise price of $0.98135 per share held by Venture Lending & Leasing II, Inc. and (ii) the warrant to purchase 19,200 shares of Company Series A Preferred at an exercise price of $0.98135 per share held by Venture Lending & Leasing, Inc., and (iii) the warrant to purchase 20,188 shares of the Company's Series C Preferred at an exercise price of $1.486 held by Silicon Valley Bank.

               "Parent Common Stock" means common stock of Digital Impact, par value $0.001 per share.

               "Preferred Stock Balance" means the difference between (A) the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price and (B) the Aggregate Liquidation Preference.

               "Series A Balance" shall be calculated as follows:

               - if the Preferred Stock Balance is greater than zero (0), then the "Series A Balance" shall be equal to the product obtained by multiplying (A) the Preferred Stock Balance by (B) the percentage of the Company's Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Preferred Stock) that are Company Series A Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Company Series A Preferred Stock); and

               -   if the Preferred Stock Balance is equal to or less than zero
                   (0), then the "Series A Balance" shall be equal to zero (0).

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               "Series A Exchange Ratio" means that number equal to a quotient,
(A) the numerator of which shall be the Aggregate Series A Share Number, and (B) the denominator of which shall be the total number of shares of Company Series A Preferred Stock assuming full exercise of all warrants and stock options that are exercisable for Company Series A Preferred Stock.

               "Series A Return on Capital Amount" shall be calculated as follows:

               - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is equal to or greater than the Aggregate Liquidation Preference, then the "Series A Return on Capital Amount" shall be equal to the aggregate liquidation preference, in dollars, for the Company Series A Preferred Stock pursuant to Section 3.b of the Company's Amended and Restated Articles of Incorporation filed with the State of California on April 14, 1999; and

               - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is less than the Aggregate Liquidation Preference, then the "Series A Return on Capital Amount" shall be equal to the product obtained by multiplying the following three numbers: (A) the Aggregate Preferred Share Number, (B) the Average Stock Price, and (C) the percentage of the Aggregate Liquidation Preference that relates to Company Series A Preferred Stock.

               "Series B Balance" shall be calculated as follows:

               - if the Preferred Stock Balance is greater than zero (0), then the "Series B Balance" shall be equal to the product obtained by multiplying (A) the Preferred Stock Balance by (B) the percentage of the Company's Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Preferred Stock) that are Company Series B Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Company Series B Preferred Stock); and

               -   if the Preferred Stock Balance is equal to or less than zero
                   (0), then the "Series B Balance" shall be equal to zero (0).

               "Series B Exchange Ratio" means that number equal to a quotient,
(A) the numerator of which shall be the Aggregate Series B Share Number, and (B) the denominator of which shall be the total number of shares of Company Series B Preferred Stock assuming full exercise of all warrants and stock options that are exercisable for Company Series B Preferred Stock.

               "Series B Return on Capital Amount" shall be calculated as follows:

               - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is equal to or greater than the Aggregate Liquidation Preference, then the "Series B Return on Capital Amount" shall be equal to the aggregate liquidation preference, in dollars, for the Company Series B Preferred Stock pursuant to Section 3.b of the Company's Amended and Restated Articles of Incorporation filed with the State of California on April 14, 1999; and

               - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is less than the Aggregate Liquidation Preference, then the "Series B Return on Capital Amount" shall be equal to the product obtained by multiplying the following

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                   three numbers: (A) the Aggregate Preferred Share Number, (B)
                   the Average Stock Price and (C) the percentage of the Aggregate Liquidation Preference that relates to Company Series B Preferred Stock.

               "Series C Balance" shall be calculated as follows:

               - if the Preferred Stock Balance is greater than zero (0), then the "Series C Balance" shall be equal to the product obtained by multiplying (A) the Preferred Stock Balance by (B) the percentage of the Company's Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Preferred Stock) that are Company Series C Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Company Series C Preferred Stock); and

               -   if the Preferred Stock Balance is equal to or less than zero
                   (0), then the "Series B Balance" shall be equal to zero (0).

               "Series C Exchange Ratio" means that number equal to a quotient,
(A) the numerator of which shall be the Aggregate Series C Share Number, and (B) the denominator of which shall be the total number of shares of Company Series C Preferred Stock of the Company assuming full exercise of all warrants and stock options that are exercisable for Company Series C Preferred Stock.

               "Series C Return on Capital Amount" shall be calculated as follows:

               - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is equal to or greater than the Aggregate Liquidation Preference, then the "Series C Return on Capital Amount" shall be equal to the aggregate liquidation preference, in dollars, for the Company Series C Preferred Stock pursuant to Section 3.a of the Company's Amended and Restated Articles of Incorporation filed with the State of California on April 14, 1999; and

               - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is less than the Aggregate Liquidation Preference, then the "Series C Return on Capital Amount" shall be equal to the product obtained by multiplying the following three numbers: (A) the Aggregate Preferred Share Number,(B) the Average Stock Price, and (C) the percentage of the Aggregate Liquidation Preference that relates to Company Series C Preferred Stock.

        At the Effective Time of the Merger, subject to Section 4.2 hereof, by virtue of the Merger, and without any action on the part of Merger Sub, MineShare, or the holders of any of the following securities (each, a "Company Shareholder"):

               (a) Conversion of Company Common Stock. Each outstanding share of Company Common Stock, other than any shares to be cancelled pursuant to
Section 4.1(h) hereof, shall be cancelled and extinguished, and automatically converted into the right to receive upon surrender of the certificate represented by such share of Company Common Stock, a number of shares of Parent Common Stock equal to the Common Stock Exchange Ratio. For purposes of the foregoing, Common Stock Exchange Ratio means that number equal to a quotient,
(A) the numerator of which shall be the Aggregate Common Share Number and (B) the denominator of which shall be the total number shares of Company Common Stock assuming full exercise of all warrants and Company Options.

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               (b)    Conversion of Company Series A Preferred Stock. Each
outstanding share of Company Series A Preferred Stock, other than any shares to be cancelled pursuant to Section 4.1(h) hereof, shall be cancelled and extinguished, and automatically converted into the right to receive upon surrender of the certificate represented by such share of Company Series A Preferred Stock, a number of shares of Parent Common Stock equal to the Series A Exchange Ratio.

               (c) Conversion of Company Series B Preferred Stock. Each outstanding share of Company Series B Preferred Stock, other than any shares to be cancelled pursuant to Section 4.1(h) hereof, shall be cancelled and extinguished, and automatically converted into the right to receive upon surrender of the certificate represented by such share of Company Series B Preferred Stock, a number of shares of Parent Common Stock equal to the Series B Exchange Ratio.

               (d) Conversion of Company Series C Preferred Stock. Each outstanding share of Company Series C Preferred Stock, other than any shares to be cancelled pursuant to Section 4.1(h) hereof, shall be cancelled and extinguished, and automatically converted into the right to receive upon surrender of the certificate represented by such share of Company Series C Preferred Stock, a number of shares of Parent Common Stock equal to the Series C Exchange Ratio. The aggregate number of shares of Parent Common Stock referred to in Section 1.6(a) through (d) above is referred to herein collectively as the "Merger Consideration."

               (e) Assumption of Company Options. At the Effective Time, the Company's obligations with respect to each outstanding Company Option shall be assumed by Parent. The Company Options assumed by Parent shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Plan and stock option agreements pursuant to which such Company Options were issued as in effect immediately prior to the Effective Time, except that (a) the number of shares for which such Company Option shall be exercisable shall equal the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock subject to the Company Option immediately prior to the Effective Time (rounded down to the nearest whole number), and (b) the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio (rounded up to the nearest whole cent). The date of grant shall be the date on which the Company Option was originally granted.

               (f) Company Warrants. At the Effective Time, the Company's obligations with respect to the Company Warrants shall be assumed by Parent. Any Company Warrant assumed by Parent shall continue to have, and be subject to, the same terms and conditions set forth in such Company Warrant as in effect immediately prior to the Effective Time, except that (a) the number of shares for which such Company Warrant shall be exercisable shall equal the product of the applicable Exchange Ratio and the number of shares subject to such Company Warrant immediately prior to the Effective Time (rounded down to the nearest whole number), and (b) the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such assumed Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the applicable Exchange Ratio (rounded up to the nearest whole cent).

               (g) Fractional Shares. No fraction of a share of Parent Common Stock shall be issued in the Merger but in lieu thereof each shareholder of the Company who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder, it being the intention of the parties that no holder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock) shall receive from Parent an amount of cash (rounded to the nearest cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the Average Stock Price.

               (h) Cancellation of Parent-Owned and Company-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of the Company owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

               (i) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall thereafter evidence ownership of such shares of capital stock of the Surviving Corporation.

        4.2 Dissenting Shares for Holders of Company Capital Stock. (a) Any dissenting shares shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 4.1, but the holder thereof shall only be entitled to such rights as are granted by the California Corporations Code.

               (b) Notwithstanding the provisions of subsection (a), if any holder of shares of capital stock of MineShare who demands appraisal of such shares under the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 4.1 (and subject to the provisions of the Escrow Agreement of even date herewith by and between Greater Bay Trust Company, Digital Impact and David Mariani as agent of the former shareholders of MineShare (the "Escrow Agreement")), without interest thereon, upon surrender of the certificate representing such shares.

               (c) MineShare shall give Digital Impact (i) prompt notice of any written demands for appraisal of any shares of capital stock of MineShare, withdrawals of such demands, and any other instruments served pursuant to the California Corporations Code and received by MineShare and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the California Corporations Code. MineShare shall not, except with the prior written consent of Digital Impact, voluntarily make any payment with respect to any demands for appraisal of capital stock of MineShare or offer to settle or settle any such demands. Digital Impact shall have full recourse to the escrow fund as set forth in the Escrow Agreement for the amount, if any, paid by MineShare or Digital Impact in respect of dissenting shares to any Company Shareholder in excess of the amount such shareholder would have received from Digital Impact had such shareholder not made a demand for appraisal.

                                   ARTICLE V

                            Termination and Amendment

        5.1 Notwithstanding the approval of this Merger Agreement by the shareholders of MineShare and Merger Sub, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Merger Sub and MineShare.

        5.2 This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the stockholders of Merger Sub, but, after such approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        5.3 This Merger Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                   ARTICLE VI

                                     General

        6.1 The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Merger Sub, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is MineShare, Inc., 3420 Ocean Park Boulevard, Suite 3080, Santa Monica, California 90405, until the Surviving Corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. A copy of this Merger Agreement is on file at the foregoing address and will be furnished on request and without cost to any shareholder of any Constituent Corporation.

        IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.


                                     MINESHARE, INC.


                                     By: /s/ FRANK HUYBRECHTS
                                         ---------------------------------------
                                         Frank Huybrechts
                                         Vice President, Development


                                     By: /s/ EDWARD STANISLAWSKI
                                         ---------------------------------------
                                         Edward Stanislawski
                                         Secretary


                                     CANDLESTICK ACQUISITION CORPORATION


                                     By:    /s/ William C. Park
                                         ---------------------------------------
                                         William C. Park
                                         Chief Executive Officer and President


                                     By:    /s/ David S. Oppenheimer
                                         ---------------------------------------
                                         David S. Oppenheimer
                                         Chief Financial Officer and Secretary

                       CANDLESTICK ACQUISITION CORPORATION

                   OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

        The undersigned, William C. Park and David S. Oppenheimer, on behalf of Candlestick Acquisition Corporation, do hereby certify that:

1. We are the President and Secretary of Candlestick Acquisition Corporation, a Delaware corporation (the "Corporation").

2. This Certificate is attached to the Agreement of Merger (the "Merger Agreement") dated as of July 31, 2000 in the form duly approved by the Board of Directors of the Corporation providing for the merger (the "Merger") of the Corporation with and into MineShare, Inc., a California corporation.

3. This Corporation has one authorized class of shares, designated as Common Stock. The number of shares of Common Stock issued and outstanding and entitled to vote upon the Merger as of July 31, 2000, the record date, was One Thousand (1000).

4. The terms of the Merger Agreement in the form attached to this Certificate were duly approved by the vote of a number of shares of Common Stock of this corporation that equaled or exceeded the vote required.

5. The percentage vote required for such approval was more than 50% of the outstanding shares of the Common Stock.

6. No vote of the stockholders of Digital Impact, Inc., parent of the Corporation, was required.

        Each of the undersigned declares under penalty of perjury that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge. In witness whereof, each of the undersigned has signed and verified this certificate at San Mateo, California this 31st day of July, 2000.


                                            /s/ William C. Park
                                        ------------------------------------
                                        William C. Park, President


                                            /s/ David S. Oppenheimer
                                        ------------------------------------
                                        David S. Oppenheimer, Secretary

                                 MINESHARE, INC.

                   OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

        The undersigned, Frank Huybrechts and Edward Stanislawski, on behalf of MineShare, Inc., do hereby certify that:

1. We are the Vice President, Development and Secretary of MineShare, Inc., a California corporation (the "Corporation").

2. This Certificate is attached to the Agreement of Merger (the "Merger Agreement") dated as of July 31, 2000 in the form duly approved by the Board of Directors of the Corporation providing for the merger (the "Merger") of the Corporation with Candlestick Acquisition Corporation, a Delaware corporation.

3. As of July 17, 2000, the record date, the authorized capital stock of the Corporation issued and outstanding and entitled to vote upon the Merger, consists of 36,500,000 shares of Common Stock, of which 5,236,686 shares are issued and outstanding, and 17,919,724 shares of authorized Preferred Stock, 2,819,724 of which are designated Series A Preferred Stock, of which 2,619,724 shares are issued and outstanding, 6,350,000 of which are designated Series B Preferred Stock, of which 6,344,280 shares are issued and outstanding, and 8,750,000 of which are designated Series C Preferred Stock, of which 8,210,294 shares are issued and outstanding.

4. The terms of the Merger Agreement in the form attached to this Certificate were duly approved by the vote of a number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of this Corporation that equaled or exceeded the vote required.

5. The vote required for approval of the Merger Agreement was the affirmative vote of (i) holders of a majority of the shares of the Corporation's Common Stock, voting together as a single class, (ii) holders of a majority of the shares of the Corporation's Common Stock and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding as of the record date, voting together as a single class, (iii) holders of a majority of the shares of the Company's Series A Preferred Stock outstanding as of the record date, voting together as a single class, (iv) holders of a majority of the shares of the Company's Series B Preferred Stock outstanding as of the record date, voting together as a single class, (v) holders of a majority of the shares of the Company's Series C Preferred Stock outstanding as of the record date, voting together as a single class, and (vi) holders of a majority of the shares of the Corporation's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding as of the record date, voting together as a single class.

    Each of the undersigned declares under penalty of perjury that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge. In witness whereof, each of the undersigned has signed and verified this certificate at Santa Monica, California this 31st day of July, 2000.

                                  /s/ FRANK HUYBRECHTS
                                  ---------------------------------------------
                                  Frank Huybrechts, Vice President, Development

                                  /s/ EDWARD STANISLAWSKI
                                  ---------------------------------------------
                                  Edward Stanislawski, Secretary

                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 MINESHARE, INC.

                                    Article I

        The name of this Corporation is MineShare, Inc.

                                   Article II

        The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   Article III

        This Corporation is authorized to issue one class of shares of stock, designated as Common Stock. The total number of shares of Common Stock this Corporation shall have the authority to issue is One Thousand (1,000).

                                   Article IV

        The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.